As filed with the Securities and Exchange Commission on October 4, 2002
                                                      Registration No. 333-_____

=========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  E-LOAN, INC.
               (Exact name of issuer as specified in its charter)

            DELAWARE                              77-0460084
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
 incorporation or organization)

                           5875 ARNOLD ROAD, SUITE 100
                            DUBLIN, CALIFORNIA 94568
               (Address of Principal Executive Offices) (Zip Code)

                                 1997 STOCK PLAN
                            (Full title of the plan)

                               CHRISTIAN A. LARSEN
                             CHIEF EXECUTIVE OFFICER
                                  E-LOAN, INC.
                           5875 ARNOLD ROAD, SUITE 100
                            DUBLIN, CALIFORNIA 94568
                     (Name and address of agent for service)

                                 (925) 241-2400
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              ROGER S. MERTZ, ESQ.
                     ALLEN MATKINS LECK GAMBLE & MALLORY LLP
                           333 BUSH STREET, SUITE 1700
                      SAN FRANCISCO, CALIFORNIA 94104-2806
                                 (415) 837-1515

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed maximum        Proposed maximum
                                             Amount to be        offering price per      aggregate offering           Amount of
  Title of Securities to be registered     registered(1)(2)           share(3)                price(3)            registration fee
------------------------------------------------------------------------------------------------------------------------------------
1997 Stock Plan
Common Stock, $0.001 par value(2)            2,160,406                  $1.37                $2,959,756                $272.30
------------------------------------------------------------------------------------------------------------------------------------

(1) These securities are of the same class and in addition to the 9,778,463 shares of Common Stock initially available to be granted under the 1997 Stock Plan, an employee stock option plan, and previously registered pursuant to Registration Statement No. 333-84211, and the additional shares made available under the 1997 Stock Plan and previously registered pursuant to Registration Statement No. 333-63372. The total number of shares of Common Stock now issuable under the 1997 Stock Plan, as amended, is 16,398,375.
(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(3) Has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on September 30, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.

The Exhibit Index for this Registration Statement follows the signature page.

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



                                  E-LOAN, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

     This Registration Statement of Form S-8 relates to the Registrant's 1997 Stock Plan (the "1997 Plan") under which the Registrant, pursuant to those certain Registration Statements on Form S-8 (File No. 333-84211 and File No. 333-63372, collectively the "Registration Statement"), previously registered 14,237,969 shares of its common stock. Under Section E of the General Instructions on Form S-8, the Registrant is registering additional shares under the 1997 Plan.

     The 1997 Plan provides for an annual automatic increase in the number of shares of common stock reserved under the 1997 Plan by an amount equal to the lesser of 4,500,000 shares, 4% of the then outstanding shares, or a lesser amount as determined by the Registrant's Board of Directors. In January 2002, the Registrant's Board of Directors approved an increase in the number of shares reserved for issuance under the 1997 Plan equal to 2,160,406 shares. This Registration Statement covers the increase of 2,160,406 shares of common stock issuable under the 1997 Plan, bringing the total number of authorized shares to 16,398,375.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:


1.   Registrant's Registration Statement on Form S-8, File No. 333-63372;

2.   Registrant's Registration Statement on Form S-8, File No. 333-84211;

3. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on April 1, 2002;

4. Registrants' Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2002, filed on May 15, 2002, and for the fiscal quarter ended June 30, 2002, filed on August 14, 2002;

5. The description of Registrant's common stock contained in its registration statement filed on Form S-1 (Registration Statement No. 333-74945) on March 24, 1999, as amended, which registration statement became effective on June 28, 1999); and

6. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Registrant's fiscal year ended December 31, 2001.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on this 4th day of October, 2002.

                                         E-LOAN, Inc.
                                         (a Delaware corporation)



                                         By:      /s/  Christian A. Larsen
                                                  -----------------------------
                                                  Christian A. Larsen
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints Christian A. Larsen and Joseph J. Kennedy, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                       TITLE                                      DATE

   /s/  Christian A. Larsen                           Chief Executive Officer and                      October 4, 2002
------------------------------------
   Christian A. Larsen                            Chairman of the Board of Directors
                                                     (Principal Executive Officer)

   /s/  Joseph J. Kennedy                         President, Chief Operating Officer                   October 4, 2002
------------------------------------                        and Director
   Joseph J. Kennedy

   /s/  Matthew Roberts                                 Chief Financial Officer                        October 4, 2002
------------------------------------          (Principal Financial and Accounting Officer)
   Matthew Roberts

   /s/  Robert C. Kagle                                        Director                                October 4, 2002
------------------------------------
   Robert C. Kagle

   /s/  Daniel O. Leemon                                       Director                                October 4, 2002
------------------------------------
   Daniel O. Leemon

   /s/  Claus H. Lund                                          Director                                October 4, 2002
------------------------------------
   Claus H. Lund

   /s/  Wade Randlett                                          Director                                October 4, 2002
------------------------------------
   Wade Randlett


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



                      EXHIBIT INDEX

EXHIBIT
NUMBER                                        DESCRIPTION

  5.1      Opinion of Allen Matkins Leck Gamble & Mallory LLP

 10.1*     1997 Stock Plan, as amended

 23.1 Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of Exhibit 5.1 hereto)

 23.2      Consent of PricewaterhouseCoopers LLP

 24.1      Power of Attorney (included at page 2 of the Registration Statement)

-------------------------------------------

*Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 (as amended by Form 10-Q/A filed on November 22, 1999).


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